PRELIMINARY OFFERING CIRCULAR – JULY 2, 2025

SUBJECT TO COMPLETION

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

North Star Recovery & Wellness, LLC

6550 Millrock Dr #300

Salt Lake City, UT 84121

Phone No.: 435-754-5493

https://www.northstarrecovery.care/

$75,000,000 Maximum Offering Amount

Up to $75,000,000 in Bonds in $1 Increments

North Star Recovery & Wellness, LLC, a Wyoming limited liability company (which we refer to as “we,” “us,” “our” or “Company”), is offering up to a maximum of $75,000,000 (“Maximum Offering Amount”) of our unsecured promissory notes (each a “Bond” and collectively as, “Bonds”) in increments of $1.00. There is no minimum offering amount and no provision to return or escrow investor funds if any minimum amount of Bonds is not sold.

The Company is offering demand Bonds with a three-year lock-up period. Investors will have the option of purchasing Bonds which pay interest monthly or Bonds for which interest compounds monthly. The interest rates on these Bonds will vary based on the size of the Bond purchased: Investors purchasing a Bond with a principal value of up to $49,999.99 will receive an interest rate of 8% (Series A-1 Bonds when compounded monthly and Series A-2 Bonds when Interest is to be paid monthly), Investors purchasing a Bond with a principal value of $50,000 to $249,999.99 will receive an interest rate of 10% (Series B-1 Bonds when compounded monthly and Series B-2 Bonds when interest is to be paid monthly), Investors purchasing a Bond with a principal value of $250,000 or more will receive an interest rate of 12% (Series C-1 Bonds when compounded monthly and Series C-2 Bonds when interest is to be paid monthly). The Company estimates that it will offer an equal amount ($12,500,000) of Series A-1, Series A-2, Series B-1, Series B-2, Series C-1, and Series C-2 Bonds. Each Bond is payable within 30 days from demand by its holder made following its three-year lock up period (“Maturity”). For Series A-1, Series B-1, and Series C-1 Bonds, all interest and principal will be due at Maturity, with unpaid interest compounding monthly. For Series A-2, Series B-2, and Series C-2 Bonds, all interest will be paid monthly, commencing on the 1st day of the next month which begins sixty days after the issuance date, with principal due at Maturity. Bonds may be prepaid at any time.

Bonds will be offered on a “best-efforts” basis. The sale of Bonds will commence within two calendar days from the date this offering circular, as amended, is qualified by the Securities and Exchange Commission (“SEC”). We may undertake one or more closings on a “rolling” basis. Closings will occur promptly after receiving investor funds, but in no case less frequently than every 30 days. This offering will terminate on the earlier to occur of (i) the date that all Bonds hereby offered have been sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

No public market has developed nor is expected to develop for our Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system. Investors should be prepared to hold their Bonds until at least Maturity.

	Price to public(1)	Underwriting discount and commissions	Proceeds to Issuer(2)

Per Bond	$1.00	$0.00	$1.00
Total Maximum	$75,000,000	$0	$75,000,000

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. All investor funds will be held in a segregated processing account until an investor’s subscription is accepted by the Company, after which time such funds will become available for the Company’s use. Bonds will be offered on a best-efforts basis through the Company’s management and authorized agents. We have not engaged a broker dealer or selling agent and will not be paying any fee or commissions relating to the sale of Investor Bonds. See “Plan of Distribution.”

(2)	The Company will incur expenses relating to this offering, including, but not limited to, legal, accounting, marketing, technology, processing, and travel expenses, which expenses are not reflected in the above table.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 6 for a description of some of the risks that should be considered before investing in our Bonds. These risks include, but are not limited to, the following:

●	Global economic, political and market conditions, and economic uncertainty may adversely affect our business, results of operations and financial condition.
●	Investors will not have the opportunity to evaluate or approve any investments prior to our acquisition or financing thereof.
●	Investors will rely solely on our Manager to manage the Company and our investments. Our Manager will have broad discretion to invest our capital and make decisions regarding investments.
●	Investors will have no control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.
●	An investor could lose all or a substantial portion of any investment made in Bonds.
●	There is no public trading market for our Bonds. Transfer of Bonds requires the Company’s consent. It will thus be difficult for an investor to sell Bonds purchased from us.
●	Bonds are our general, unsecured obligations and will be subordinate to any secured debt we may incur.
●	Our Manager may experience conflicts of interest when making investment decisions and overseeing our operations.
●	There are substantial risks associated with owning, financing, operating, leasing and managing real estate, including, but not limited to, changes in value of the properties, environmental risks, ADA compliance risks, competing properties, tenant turnover, uninsured losses, title defects, property defects, increasing carrying costs and lack of portfolio diversity.
●	There are substantial risks associated with lending activities including, but not limited to, regulation, interest rate risks, borrower fraud, borrower insolvency, changes in value of the assets securing our loans and those relating to our funding, servicing, and collections activities.
●	There are substantial risks associated with investing in equity, including, but not limited to, those applicable to minority interest holders and specific risks relating to the industries in which we invest.
●	We will be subject to government regulation, which could negatively impact our business should we fail to comply withs such regulations.
●	Our Manager and/or its affiliates may own interests in or manage other entities engaged in similar investments and operations as the Company or that do business with the Company.
●	Persons who provide services to the Company may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering is being made pursuant to Tier 2 of Regulation A following the Form 1-A offering circular disclosure format.

3

SUMMARY INFORMATION

This summary highlights some, but not all, of the information in this offering circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” refer to North Star Recovery & Wellness, LLC together with our controlled subsidiaries.

The Company

The Company was organized as a limited liability company in Wyoming on October 20, 2023. We are an alternative investment fund with an intended focus on investments in the recovery, wellness, and behavioral health sectors. The Company’s primary focus will be on direct investments in income producing real estate that will be leased to operators in our sectors, including affiliates of our Manager. We may also make loans secured income producing real estate to be leased to operators in our sectors, commercial loans (secured or unsecured) to operators in our sectors, and/or equity investments (on a wholly, majority, or minority owned basis) in businesses in our sectors.

In order to comply with the Investment Company Act of 1940, as amended (“Investment Company Act”), pursuant to Section 3(c)(5) of the Investment Company Act, we intend that (i) at least 55% of our assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) up to an additional 25% of our assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of our total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940 (“Investment Company Act”). Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the sale of Bonds in this offering will provide the capital for these activities.

Contact

The Company’s principal address is 6550 Millrock Dr #300, Salt Lake City, UT 84121.

Management

The Company’s Manager is North Star Group Management LLC, a Wyoming limited liability company (“Manager”). Our Manager shall manage and administer company assets and perform all other duties prescribed for in our Operating Agreement and the Wyoming Limited Liability Act. No other Person shall have any right or authority to act for or bind the Company except as permitted in our Operating Agreement or as required by law. Our Manager shall have no personal liability for the obligations of the Company.

Our Manager and its affiliates will receive reimbursements for expenses incurred on the Company’s behalf, including offering and initial operating expenses. Our Manager has not received any compensation to date and we do not intend to pay compensation in the future, but as the Company’s sole Member, the Manager will be entitled to receive all Company profits after payment currently due Bond payments and other Company expenses. Notwithstanding the foregoing, our Manager may elect to be compensated by the Company in the future in such amounts as determined by the Manager.

Going Concern

The consolidated financial statements included in this offering circular have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

4

The Bonds

●	Sold in $1.00 increments with a minimum investment of $500;

●	Bear interest at 8%-12% per annum, with interest either paid monthly (commencing on the 1st day of the next month which begins sixty days after the issuance date) or compounded monthly as elected by the investor;

●	Payable within 30 days from demand by holder after a three-year lock up period;

●	Can by prepaid by us at any time;

●	Are not transferable without Company approval;

●	Are unsecured.

For more information on the terms of Bonds being offered, please see the “Securities Being Offered” section of this offering circular.

The Offering

The Company is offering up to a maximum of $75,000,000, of demand Bonds with a three-year lock-up period in $1.00 increments.

The minimum investment to Series A-1 or Series A-2 Bonds is $500. The minimum investment to Series B-1 or Series B-2 Bonds is $50,000. The minimum investment to Series C-1 or Series C-2 Bonds is $250,000.

Each investor’s subscription amount will be held in a self-managed, segregated account until the investor’s subscription is accepted by the Company. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Bonds is not sold. All offering proceeds will become available for use by the Company immediately upon acceptance of an investor’s subscription. We will conduct regular closings on a rolling basis promptly after receiving investor funds. We intend to conduct an initial closing within thirty days from the date this offering circular, as amended, is qualified by the SEC and to conduct subsequent closings no less frequently than every 30 days thereafter.

This offering will terminate on the earlier to occur of (i) the date that all Bonds hereby offered have been sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

Bonds are being offered on a “best efforts” basis in a direct offering by the Company without use of registered broker-dealers or sales agents.

In order to subscribe to purchase the interests, a prospective investor must go to our website, https://www.northstarrecovery.care/, and complete the subscription process, including providing us with background information, executing our bond purchase agreement and sending payment by following the instructions provided within our investment portal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering statement includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.

You should rely only on the information contained in this offering circular and the exhibits to the offering statement. We have not authorized any person to provide you with any information different from that contained in this offering circular. The information contained in this offering circular is complete and accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or sale of our shares. This offering circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

5

RISK FACTORS

The Bonds offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for our Bonds. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Bonds. Prospective investors should obtain their own legal and tax advice prior to making an investment in Bonds and should be aware that an investment in the Bonds may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in Bonds. The following may not be a.

Risks Related to the Operation and Performance of the Company

The Company was recently formed, has no track record and no operating history from which you can evaluate the Company or this investment.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the Company will achieve its investment objectives or the underlying assets to be acquired will be successfully monetized. Further, our business equity investments have not been selected and so we do not know the specific risks relating to any such industries or what backgrounds the business operators will possess.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon the Company and the value of your interests.

There can be no guarantee that we will reach our funding target from potential investors. In the event we do not raise sufficient funds through this offering, we may not be able to achieve our investment objectives and may seek capital elsewhere, which could be on different terms than those hereby offered.

We may need additional capital, which may be on terms more or less favorable than those offered in this offering.

We may require additional capital and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or incur debt. The sale of additional equity securities could result in additional dilution to our investors. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, or that the terms provided won’t be more or less favorable than those hereby offered.

Our success depends in large part upon our Manager and its ability to execute our business plan.

The successful operation of the Company is dependent on the ability of our Manager to source, acquire and manage our assets. As our Manager was formed on October 20, 2023, and is an early-stage startup company, it has no operating history which evidences its ability to source, acquire, manage and utilize our intended assets.

The success of the Company will be highly dependent on the performance of our Manager and its team to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our Manager. The loss of the services of one or more of these individuals could have a material adverse effect on our investments and/or operations.

Investment in the Company involves certain tax risks of which investors should be aware.

An investment in the Company involves certain tax risks of general application to all investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts, and other tax-exempt investors. Such investors should consult their tax advisors prior to investing in the Company.

Potential breach of the security measures of our investment platform could have a material adverse effect on the Company.

While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the investment platform, the Company, our Manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.

6

Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and neither our Manager nor its managers is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the Bonds do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Manager have taken the position that the Investment Company Act or the Investment Advisers Act do not apply to our operations or that we are otherwise exempted from their provisions. This position, however, is based upon applicable law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and our Manager may be forced to liquidate and wind up the Company or rescind the offering of Bonds.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the Bonds you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

We may experience liability for alleged or actual harm to third parties and costs of litigation.

We are subject to the risk of lawsuits filed by tenants, borrowers, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. The Company may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and our Manager may be delayed or prevented from implementing the business plan of the Company.

Financial projections may be wrong.

Certain financial projections concerning the future performance of our investments are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our Manager and/or that these returns may not be realized in the timeframe projected by our Manager, if at all.

We have broad authority to incur debt and high debt levels could hinder our ability to make payments and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt in any amount we can obtain. While our Manager may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

7

Risks Related to Potential Conflicts of Interest

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager.

Our Operating Agreement provides that our Manager, in exercising its rights in its capacity as Manager, will be entitled to consider only such interests and factors as it desires and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the Wyoming LLC Act or under any other law, rule or regulation or in equity. The Operating Agreement allows our Manager and its affiliates to have other business interests, including those that compete with the Company.

We do not have a conflicts of interest policy.

Our Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other people or entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on payments to investors and the value of our assets. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company may purchase assets from, or sell Company Assets to, or do business with, affiliates of our Manager.

Our Operating Agreement explicitly allows the Company transact with affiliates of the Manager, so long as such transactions are deemed by the Manager to be at market rate, or if the Manager determines that such transactions do not impair the ability of the Company to repay any bonds it issues or other money borrowed. However, the assessment of market rate and whether a transaction will impair the ability of the Company to repay any bonds it issues or other money borrowed is to be determined by the Manager in good faith, based on reasonable assumptions. Since any such transaction will not take place at arms’ length, our Manager may be incentivized to favor its other affiliated entity over the Company. Specifically, as of the date of this offering circular, our Manager also serves as the manager to an entity that intends to operate recovery centers. It is possible that the Company would lease one of our properties to be acquired to such operating entity and we would compete with such operating entity in the event we acquired any interest in an operator that competes withs such entity. We may also acquire an equity interest in such entity should it be advantageous to do so in the future.

Conflicts may result in the use of certain service providers over others.

Our Manager and our operators will engage with, on behalf of the Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager or operators and not the Company. Our Manager or operators may be incentivized to choose a service provider or seller based on the benefits they are to receive.

Conflicts may exist between service providers, the Company, our Manager and its affiliates.

Our service providers may provide services to our Manager and its affiliates. Because such providers may represent both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not the Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering and will not be representing Bonds holders of the Company. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our Bonds.

8

Risks Related to Bonds and this Offering

The characteristics of the Bonds, including interest rate, maturity date, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The Bonds may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing Bonds. The characteristics of the Bonds, including maturity date, redeemable by us, interest rate, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The Bonds may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Bonds, you should consider your investment allocation with respect to the amount of your contemplated investment in the Bonds in relation to your other investment holdings and the diversity of those holdings.

Holders of Bonds are exposed to the credit risk of the Company.

Bonds are our full and unconditional obligations. If we are unable to make payments required by the terms of the Bonds, you will have an unsecured claim against us. Bonds are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, we cannot assure you that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

The Bonds are unsecured obligations.

The Bonds do not represent an ownership interest in any specific assets or their proceeds. The Bonds are unsecured general obligations of the Company. The Bonds will be general unsecured obligations and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Bonds. Therefore, as unsecured obligations, there is no security to be provided to the holders of the Bonds.

There is no public market for Bonds, and none is expected to develop.

Bonds are newly issued securities. Although under Regulation A the securities are not “restricted securities,” Bonds are still highly illiquid securities. No public market has developed nor is expected to develop for Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system. You should be prepared to hold your Bonds until at least Maturity, as Bonds are expected to be highly illiquid investments.

Holders of the Bonds will have no voting rights.

Holders of the Bonds will have no voting rights and therefore will have no ability to control the Company. The Bonds do not carry any voting rights and therefore the holders of the Bonds will not be able to vote on any matters regarding the operation of the Company. As a bondholder purchaser in this offering will have no right to vote upon or receive notice of any corporate actions we may undertake which you might otherwise have if you owned equity in our Company.

The Company may change its investment strategy without the approval of Bond holders.

Management has broad authority to change the Company’s investment strategy. Holders of Bonds will have no voting rights, and as a result, no ability to restrict or influence the Company’s investment strategy. The Company may alter its investment strategy in a manner that you disagree with, and you will have no recourse.

There is no limit on the amount of leverage the Company may utilize.

While management intends to operate the Company in a responsible manner, there is no limit on the amount of leverage the Company may incur. If the Company takes on significant amounts of debt, it could reduce or eliminate the Company’s ability to make timely payments on the Bonds, if at all. You may lose your investment.

9

The Bond holders may be subject to fees.

Bond investors that purchase Bonds will not be charged a servicing fee for their investment. You may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Because the Bonds will have no sinking fund, insurance, nor guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance, nor guarantee of our obligation to make payments on the Bonds. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the Bonds. The Bonds are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the Bonds, you will have to rely only on our cash flow from operations for repayment of principal and interest. There is significant risk that our cash flow from operations may not be sufficient to pay any amounts owed under the Bonds. If this occurs and we are unable to generate additional revenue through the sale of assets, then you may lose all or part of your investment.

By purchasing Bonds in this Offering, you are bound by the arbitration provisions contained in our Bond Purchase Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing Bonds in this offering, you agree to be bound by the arbitration, jury waiver and class action waiver provisions contained in Section 13 of our Bond Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the Bond Purchase Agreement, the holders of Bonds and the Company will agree to (i) resolve disputes of the holders of Bonds through binding arbitration, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action. Pursuant to the terms of the Bond Purchase Agreement, if a holder of Bonds does not agree to the terms of the arbitration provision, the holder of Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within thirty (30) days of the holder’s first electronic acceptance of the Bond Purchase Agreement. If the opt-out notice is not received within thirty (30) days, the holder of Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Wyoming, we believe that the arbitration provision in the Bond Purchase Agreement is enforceable under federal law and the laws of the State of Wyoming. Although holders of Bonds will be subject to the arbitration provisions of the Bond Purchase Agreement, the arbitration provisions do not preclude holders of Bonds from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE BOND PURCHASE AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The Bond Purchase Agreement provides that, to the extent permitted by law, each party to the Bond Purchase Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Bonds or the Bond Purchase Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Bonds will be subject to these provisions of the Bond Purchase Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE BOND PURCHASE AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. If an investor does not opt-out, as described above, the rights of the adverse bond holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the Bonds on a “best efforts” basis, and we can give no assurance that all of the offered We are offering the Bonds on a “best efforts” basis, and we can give no assurance that all of the offered Bonds will be sold. will be sold. If you invest in our Bonds and more than the minimum number of offered Bonds are sold, but less than all of the offered Bonds are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of Bonds offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

10

We are dependent on the funds to be raised in this offering in order to be able to implement our business plan.

We have not generated any revenues and we are dependent on the proceeds from this offering to provide funds to implement our business model. Given the uncertainty of the amount of Bonds that we will sell makes it difficult to predict our planned operations. If we do not raise sufficient funds in this offering, we will not be able to implement our business plan, or may have to cease operations altogether.

We have no operating history, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	Acquire assets;

●	Sell our assets at a profit;

●	Favorably compete with other companies that are currently in, or may in the future enter, the business of building homes or investing in digital assets;

●	Successfully navigate economic conditions and fluctuations in the market; and

●	Effectively manage the growth of our business.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and will require legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by investments will be available or sufficient to meet or satisfy our initiatives, objectives or requirements.

11

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional managerial, operational, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our Company.

We intend to avoid being classified as an investment company.

Under the Investment Company Act, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Under the Investment Advisers Act of 1940, an “investment adviser” is defined, in relevant part, as any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend to acquire mortgages and other liens on and interests in real estate. In addition, our Manager is not an investment adviser registered with the SEC, will not be governed by the Investment Advisers Act of 1940, and will not be acting in such capacity with respect to the Company because the Company will not be investing in assets which fall within the definition of a security under U.S. federal securities laws. Our management and our investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to register as an investment company, dispose of disqualifying assets on disadvantageous terms, or to cease operations. Any of these outcomes would have a material adverse effect on the Company.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Our intent is that at any time we will not be deemed an “investment company” under the Investment Company Act. However, if at any time we may be deemed an “investment company,” we intend to rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We intend to acquire assets with the proceeds of this offering in satisfaction of such SEC requirements to fall within the exception provided by Section 3(c)(5)(C) and limit our non-real estate assets in accordance with the foregoing. Notwithstanding, the staff of the SEC could possibly disagree with any of our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us, which may result in the Company not having, and not being able to acquire, the funds to repay the Bonds being issued in this offering.

12

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”) if we were required to register as an investment company.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

If the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our securities under Regulation A of the Securities Act in this Offering, or at all. If this occurs, the Company will have to immediately terminate this Offering. The unregistered issuance of our securities to investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance. The securities sold in this Offering prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the Company may not have the funds required to address all rescissions if a large number of investors seek rescission at the same time, and as a result, we may be delayed in the delivery of funds for such rescissions and may be required to sell some of our assets, which may take significant amounts of time and may yield less than is needed to meet our rescission obligations. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations, as the Company would not be eligible to do so.

Qualifying for an exception from the Investment Company Act may restrict our operating flexibility.

As stated above, if at any time we may be deemed an “investment company,” we believe we will be afforded an exception under Section 3(c)(5)(C) of the Investment Company Act. Maintaining this exception may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain.

Our management team has no experience managing a publicly reporting company.

The members of our management team have no experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

Risks Related to Real Estate

The profitability of the properties is uncertain.

Investment in real estate entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in real estate investments include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for payment of the bonds.

We will depend on tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we invest into tenants on economically favorable terms.

In the event of a tenant default, we incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of payments to investors.

13

Our properties may not be diversified.

Our properties may not be diversified by type and/or geographic location. Our performance is therefore linked to economic conditions affecting the real estate classes and regions in which we will invest in properties and in the market for real estate properties generally. Such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of payments we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will invest in, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for payments to you.

14

We may not have control over costs arising from rehabilitation of properties.

We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; failure of the properties we invest in to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we (or our Manager or its affiliates, if they are “pre-funding” a property) pay for a property or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property, or that the location, lease terms or other relevant economic and financial data of any properties that we invest in will meet acceptable risk profiles. It is also possible that our Manager or its affiliates may “pre-fund” a property and then its fair market value may drop such that, even if the property was acquired by our Manager or its affiliates at fair market value, the consideration paid by the Company at the time of investment exceeds fair market value. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate would most likely preclude our investors from realizing an attractive return on their Bonds.

There is no assurance that our real estate investments will appreciate or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements.

15

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. These risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations, or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

Investments in real estate-related securities may be illiquid, and the Company may not be able to dispose of these assets in response to changes in economic and other conditions.

If the Company invests in certain real estate-related securities that it may receive in connection with privately negotiated transactions, they may be restricted securities, resulting in a prohibition against their transfer, sale, pledge or other disposition for a period of time. These securities also will not be registered under the relevant securities laws, and thus cannot be transferred, sold, pledged, or otherwise disposed except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, the Company’s ability to dispose of these assets in response to changes in economic and other conditions may be extremely limited.

We may experience general risks of real estate investing.

Factors which could affect the Company’s ownership of income-producing property might include, but are not limited to any or all of the following: changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities, inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, and other factors beyond the control of the Company. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

We may experience uninsured or underinsured losses.

Our properties may be located throughout the United States. Depending on the location of a specific property, that geographic area may be at risk for damage to property due to certain weather-related and environmental events, including hurricanes, severe thunderstorms, wildfires, tornados, earthquakes, and flooding. To the extent possible, our Manager will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

16

All decisions relating to the type, quality, and amount of insurance to be placed on each property are made exclusively by our Manager. Certain types of losses, generally of a catastrophic nature (such as hurricanes, earthquakes, and floods) may be uninsurable, not fully insured or not economically insurable. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of each property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace a property after the property has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore that property.

Recently, the cost of certain types of extraordinary insurance coverage for such things as hurricanes, floods and earthquake has risen substantially. These types of losses are not generally covered in a standard hazard and liability insurance policy. In certain locations, this type of insurance may be unavailable or cost prohibitive. The Company may proceed without insurance coverage for certain extraordinary risks if it cannot secure an appropriate policy or if our Manager believes that the cost of the policy is too high with respect to the risks to be insured.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore a property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, a property may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

We may experience liability for environmental issues.

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed insurance coverage the Company has for such events.

Buildings and structures on a property may have contained hazardous or toxic substances or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that the Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, our Manager, and/or the Company to litigation with and liability to third parties.

Our Manager will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that property has been acquired by the Company.

Federal, state, and local regulations may change.

There is a risk of a change in the current federal, state and local regulations as it may relate to the operations of a property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

17

Title insurance may not cover all title defects.

Our Manager intends to acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Compliance with Americans with Disabilities Act.

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, substantial modifications made to comply with the ADA may impede the Company’s ability to make cash payments to its bondholders.

Due diligence may not uncover all material facts.

Our Manager will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

Risks Related to Lending

Our loans will be subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Changes in the interest rate environment may reduce profits. Changes in interest rates up or down could adversely affect our net interest spread and, as a result, our net interest income and net interest margin. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

18

Competition with other lenders may affect the Company’s profitability.

The financial services industry is highly competitive, and we anticipate that we will encounter strong competition for loans. Price competition for loans might result in us earning less on our loans, which reduces net interest income. Some of the institutions with which we compete have substantially greater experience, resources, and lending limits and may offer services we do not provide. We expect competition may increase in the future because of legislative, regulatory, and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully.

Some of the general competitive conditions in private lending include competing with other lenders with regards to fees, interest rates, reputation and/or quality of service. These conditions may affect the Company’s profitability and ability to make, fund, originate, acquire and/or purchase loans. Furthermore, other private lenders, institutional lenders and others engaged in the mortgage lending business may differ in their loan to value guidelines and criteria, which may affect the Company’s competitiveness with regards to its ability to make, fund, originate and/or acquire certain loans.

The Company will be subject to general risks associated with real property lending.

The Company’s profitability depends on the ability of our borrowers to repay their loans. The ability of a borrower to repay may be affected by local, regional, and national real estate market and economic conditions beyond the control of the Company. Delinquencies and defaults are sensitive to local and national business and economic conditions. Favorable real estate and economic conditions may not necessarily enhance a borrower’s ability to repay due to circumstances specific to a borrower and are beyond the Company’s control.

There are inherent risks with respect to investment in non-performing notes.

The Company may elect to invest in non-performing notes secured by real estate. Accordingly, non-performing notes carry substantial risk, including the possibility that the non-performing notes may not generate any cashflow or profit for the Company. The Company may acquire the non-performing notes with the expectation that they will be reformed to become performing notes. However, there is no assurance or guarantee that such non-performing notes will perform, or even if reformed, will generate cashflow for the Company. For example, the borrower may re-enter into default after the reformation of the non-performing note or the possibility that any collateral securing the non-performing note cannot be sold for profit. In those circumstances, the Company (and its investors) may be adversely affected and unable to make payments to the investors.

Borrowers’ failure to pay interest and/or principal due under the notes will cause significant adverse impact on the Company.

If the Company’s equity or profit margin on a particular note is thin, so that little to no equity exists between all the encumbrances on the underlying property and our note, it may not make sense for us to continue to hold and/or service the note. Therefore, we will most likely not make a profit on that note and may be at risk for losing almost all of our investment in such a note under these or similar circumstances.

Borrowers’ bankruptcy will impose additional expenditures on the Company and impact the rate of return.

Where a borrower files a Chapter 13 bankruptcy, if the market value of the property is demonstrated to be less than the payoff amount of a senior mortgage which is ahead of the Company’s junior mortgage, the lien securing the Company’s note can be “stripped” from the property, subject to the successful completion of the debtor’s bankruptcy plan and obtaining a discharge. Although the Company would still likely receive some debt repayment as an unsecured creditor, a substantial portion of the total debt owed would most likely be wiped out upon discharge of the bankruptcy.

Upon discharge of Chapter 7 bankruptcy, a borrower will no longer be held personally liable for the obligations of a note held by the Company, unless the borrower reaffirms the debt while in bankruptcy. However, in any case, the Company will retain the right to foreclose on the collateral, as granted in the mortgage or deed of trust, in the event a mutually acceptable alternative cannot be worked out between the Company and the borrower.

Senior lienholders have foreclosure rights that may impact the Company if it originates junior lien positions.

In the event a senior lienholder forecloses on the subject real estate before the Company, the Company’s interest in the subject real estate may be eliminated. If a borrower’s performance on a first lien fails, the Company can begin foreclosure ahead of the first lien, which may result in taking the property subject to the first lien. If the first lien starts foreclosure ahead of the Company, the Company, as junior lienholder, has the right to protect its secured interest in the property by bringing the payments current on the first lien, and then may elect to foreclose ahead of the first lien. In some instances, it may not be profitable for the Company to expend additional funds to enforce such protections, in which case the Company’s lien would be removed from the property, leaving the Company with an unsecured debt worth significantly less than when it was secured.

19

Our failure to comply with the regulations may subject us to exposure of legal liability.

The Company’s business is subject to multiple laws including regulations applicable to note servicers. The lending industry is heavily regulated by laws governing lending practices at the federal, state, and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Failure of the Company or its servicers to comply with these laws could lead to loss of the property, legal fees, and other unexpected costs that could adversely affect investments. These laws and regulations to which the Company is subject include those pertaining to:

●	real estate settlement procedures;
●	fair lending;
●	compliance with federal and state disclosure requirements;
●	debt collection;
●	the establishment of maximum interest rates, finance charges, and other charges;
●	secured transactions and foreclosure proceedings; and
●	regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

Loan defaults and foreclosures may occur which could potentially adversely affect the profitability of the Company and its ability to distribute income to investors.

The Company is subject to the risk that borrowers will default on loans and other risks that lenders typically face, some of which are detailed in this offering. Loans may be made to borrowers who do not qualify for loans from more traditional sources of financing, such as (without limitation) borrowers who are in default under other obligations or in bankruptcy or who do not have sources of income that would be sufficient to qualify for loans from other lenders (including but not limited to, banks and savings and loans associations). Loans may generally provide for a monthly payment from the borrower followed by a “balloon” payment at the loan’s maturity. Borrowers may be unable to pay such a balloon payment and then be compelled to refinance the balloon amount into a new loan. Fluctuations in interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower’s ability to refinance their loans at maturity.

The Company will generally look to the underlying asset(s) securing the loan to determine whether to make the loan to the borrower and, to a lesser extent, the borrower’s credit rating. Nonetheless, borrowers will need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Company originates or purchases.

To determine the fair market value of the asset(s) securing the loan, the Company will primarily rely on an appraisal, the Company’s opinion of value of the asset, or other similar opinion. Appraisals are a judgment of an individual appraiser’s interpretation of an asset’s value. Due to the differences in individual opinions, values may vary from one appraiser to another. Furthermore, the appraisal is merely the value of the asset at the time the loan is originated. Market fluctuations and other conditions could cause the value of an asset to decline over time.

If a borrower defaults on the loan, the Company may take the deed in lieu of foreclosure or be forced to purchase the asset. If the Company cannot quickly sell the asset, the profitability will be adversely affected.

Due to certain provisions of State law that may be applicable to all real estate loans, if real property security proves insufficient to repay amounts owing to the Company, it is unlikely that the Company will be able to recover any deficiency from the borrower.

Finally, the recovery of monies loaned by the Company and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower could delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan. It can be assumed that such delays and the costs associated therewith will reduce the profitability of the Company.

Loan sale documentation may include buy-back clause which may create backlog and illiquidity.

The Company may participate in the sale of loans to third parties. In certain sales contracts there may be a buy-back clause which may be enforced by the purchaser of the loans if the Company has breached a representation or warranty contained in such sale agreement. In that instance, the Company may be forced to repurchase one or more loans sold to the purchaser.

20

The possible repeal of state usury limits could affect the Company’s profitability and cash flow.

To the extent that any loans are arranged by or through a mortgage lending license and are therefore generally exempt from the otherwise applicable state’s usury limitation, should this exemption be repealed, the Company may no longer be able to originate loans more than the usury limit, potentially reducing its return on investment or forcing it to limit its lending activities or otherwise burdening its profitability and cash flow.

Participation with other parties in a loan may result in lack of control as to when and how to enforce a loan default.

While the Company does not expect to participate in transactions with other parties, there is a possibility that it may do so. When participating in loans with other lenders, the Company may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders or owners. Other lenders or owners may have varied amounts of input into such decision-making process, including (without limitation) the ultimate decision-making power on when to enforce a default. There is no certainty as to who a lead lender or lead investor (as applicable) in a situation will be where the Company participates in ownership of a loan with another entity.

The lending business is a highly regulated industry. If we do not comply with applicable regulations, we could be subject to fines or other regulatory actions.

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender’s advertising and marketing efforts, and the proper securitization or our loans could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability. States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the way loans are closed and serviced. Our Managers will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

Renting and/or forming tenancy relationship from prolonged period of holding real estate can expose the Company with issues, including tenancy bankruptcy, unlawful detainer issues, non-compliant eviction, among others, which all of these can adversely impact the return for investors.

There may be instances in which the Company may own and hold commercial real properties because of the Company’s foreclosure on real property securing a loan after borrower default. Although the Company intends to divest these properties as soon as practicable, that may not always be the case, and the Company may have to manage the property and lease to tenants until sold. In such instances, the Company will be subject to those real estate risks above discussed.

Borrower fraud can subject the Company to variety of exposures, including loss of investment in loans. Due diligence will be conducted by the Company, but there is no guarantee that such diligence will eliminate borrower fraud altogether.

Borrowers will supply a variety of information to the Company. The Company will attempt to verify much of the information provided, but as a practical matter, cannot verify all of it, which may result in the information being incomplete, inaccurate, or intentionally false. Borrowers may also misrepresent their intentions for the use of investment proceeds. The Company may not verify any statements by applicants as to how proceeds are to be used. If a borrower supplies false, misleading, or inaccurate information, the Company may lose all or a portion of the investment in the loan. In addition, to the extent our loans are unsecured or are otherwise outranked by a senior lienholder, the Company may not be able to recover all or any portion of loaned funds in the event of a default or bankruptcy of a borrower.

Risks Related to Investments in Recovery and Treatment Centers

Operating substance abuse and behavioral health recovery centers comes with significant legal and regulatory risks due to the sensitive nature of the services provided and the strict compliance requirements imposed by government authorities.

Facilities must comply with federal and state licensing regulations, as well as data privacy laws like the Health Insurance Portability and Accountability Act (HIPAA). This means maintaining rigorous standards in record-keeping, confidentiality, and patient rights, as any lapse in these areas can lead to penalties, fines, or even revocation of the facility’s operating license. Additionally, federal regulations, including those from the Substance Abuse and Mental Health Services Administration (SAMHSA), set stringent guidelines for treatment protocols and operational standards. Non-compliance, even if unintentional, can result in legal action and significant operational disruptions.

21

Beyond regulatory compliance, treatment centers face legal liability risks, including potential malpractice claims from clients or their families. Facilities must ensure that treatment plans are evidence-based, staff are adequately trained, and that patients receive high-quality, individualized care. Liability risks increase when patients suffer adverse outcomes or if the care provided is deemed inadequate. Additionally, if a center engages in billing practices that violate Medicare, Medicaid, or private insurance regulations, it could face allegations of fraud, leading to audits, fines, or exclusion from these essential payment programs. The complex regulatory environment requires centers to invest in legal counsel, compliance staff, and thorough documentation practices to mitigate the risk of regulatory and legal issues.

Operating substance abuse and behavioral health recovery centers entails significant clinical and patient safety risks due to the vulnerability of the populations served and the complexity of their needs.

Patient safety is paramount, yet relapse, self-harm, and overdose remain critical risks within these facilities. In many cases, individuals entering treatment are in fragile physical or mental states, which can result in unpredictable behaviors that pose risks to themselves and others. Facilities must implement comprehensive patient assessments and monitoring protocols to identify individuals at high risk for these behaviors. For example, regular evaluations, 24/7 supervision, and rapid intervention strategies are necessary to prevent potentially life-threatening incidents, which also helps maintain a therapeutic and safe environment for all patients.

Medication management is another area where clinical and patient safety risks are high. Many patients require medications for co-occurring mental health conditions, while others may need medication-assisted treatment (MAT) for substance use disorders. The potential for medication errors, such as improper dosing or administering contraindicated medications, can have severe health consequences. Additionally, the misuse or diversion of controlled substances within the facility is a risk that could harm both patients and staff. Ensuring safe medication management requires robust protocols, such as regular audits, secure storage, and strict adherence to prescribing guidelines. This also involves extensive staff training on medication administration and knowledge of drug interactions, so that all staff can support safe treatment.

Infection control is another essential component of patient safety within recovery centers. Many treatment centers use communal spaces, which can increase the risk of spreading contagious illnesses, such as respiratory infections, hepatitis, or COVID-19. Centers must have thorough sanitation procedures, quarantine protocols when necessary, and rapid response plans for outbreaks to protect the health of patients and staff alike. The close-quarters setting of residential treatment further underscores the need for hygiene practices, staff education on infection prevention, and regular health screenings.

Often there are operational and staffing challenges involved with operating a substance abuse and behavioral health recovery center, especially in terms of finding and retaining qualified staff.

The work environment in these centers is often high-stress, with patients who may present challenging behaviors due to trauma, mental health disorders, or substance withdrawal. This intensity can lead to high turnover rates, burnout, and difficulties in recruiting experienced professionals willing to work in this demanding field. Shortages of addiction counselors, therapists, and psychiatric nurses can result in a heavier workload for existing staff, which further exacerbates burnout and diminishes the quality of care provided. Additionally, the need for specialized training on managing behavioral crises, trauma-informed care, and de-escalation techniques requires ongoing investment in staff development, adding to operational costs and the demand for continuous training.

Operational challenges also include the administrative burdens associated with regulatory compliance, documentation, and billing. These centers must maintain detailed records for each patient and adhere to strict protocols, which can strain resources and require extensive time. The complexity of billing for mental health and addiction treatment, especially when navigating insurance claims and reimbursements, demands dedicated administrative staff familiar with both medical and behavioral health billing. Balancing these operational demands with the primary goal of providing high-quality patient care requires strong management and careful resource allocation. Without robust systems for handling these administrative tasks efficiently, a center may struggle to deliver effective care or meet regulatory standards, potentially putting the facility’s licensing and reputation at risk.

22

Running and maintaining a substance abuse and behavioral health recovery center comes with substantial financial and business risks, largely due to the high operating costs and dependence on external funding sources.

Centers must balance the cost of maintaining qualified staff, facility upkeep, and regulatory compliance, all of which can be expensive. Additionally, they often rely heavily on third-party payers, including insurance companies and government programs like Medicare and Medicaid. This reliance makes them vulnerable to policy changes, reimbursement delays, or denied claims, which can severely impact cash flow and operational stability. If reimbursement rates decrease or billing complexities lead to claim rejections, the center may struggle to cover operating expenses, potentially compromising the quality of patient care.

Another significant financial risk is the potential for reputational damage, which can arise from negative patient outcomes, complaints, or legal issues. Negative publicity or legal challenges can harm a center’s reputation, leading to reduced patient referrals and a decline in revenue. Because many centers operate in competitive markets, a damaged reputation can be especially detrimental to financial health. Failure to invest in effective risk management strategies, including regular audits, compliance programs, and crisis management plans can lead to failure of the center. However, these measures also add to the overall cost of running the facility, emphasizing the need for careful financial planning and reserve funds to weather unexpected challenges.

Operating facilities involves managing sensitive patient data, which makes these facilities prime targets for cybersecurity threats.

Patient records in these centers contain highly sensitive information, including mental health and substance abuse histories, treatment plans, and personal identifying information. A data breach exposing this information could have severe consequences, both legally and reputationally. Privacy laws, such as HIPAA (Health Insurance Portability and Accountability Act), require strict protections around patient information, and any breach or unauthorized access can result in hefty fines, legal actions, and a loss of patient trust. Additionally, the cost of addressing a data breach—including forensic investigations, patient notification, and potential settlements—can place a heavy financial burden on the facility.

Cybersecurity risks also extend to potential system disruptions that could impair daily operations, impacting the delivery of timely and effective care. Many centers rely on electronic health records (EHR) and digital platforms for patient management, which, if compromised by ransomware or other cyberattacks, could lead to critical service delays. Cyberattacks can also disrupt billing systems, resulting in financial losses and affecting the center’s cash flow. To mitigate these risks, recovery centers need to adopt comprehensive cybersecurity strategies, including regular staff training on data privacy protocols, secure network infrastructure, routine security audits, and multi-factor authentication for accessing sensitive information. Maintaining these safeguards is essential for protecting patient data and ensuring uninterrupted operations, yet these cybersecurity efforts also add to the operational costs and resource demands on the facility.

There are significant community and social risks related to operating a substance abuse and behavioral health recovery center.

Many communities may harbor NIMBY (Not In My Backyard) sentiments, opposing the establishment of treatment facilities due to concerns about safety, property values, or the perceived impact on the neighborhood’s character. This opposition can lead to legal challenges, zoning issues, or public relations conflicts, which can delay or halt the opening of a center. Even after a facility is operational, community resistance can persist, affecting the center’s ability to build a supportive environment for patients and staff. This resistance underscores the need for centers to proactively engage with the community, educating residents on the positive impacts of treatment services and addressing any concerns to foster local understanding and acceptance.

Furthermore, managing patient behaviors within a community setting presents its own set of social risks. Patients in recovery may experience relapses or engage in behaviors related to their mental health or addiction issues, which can raise concerns among local residents about safety. If incidents occur outside of the facility, they may increase stigma against individuals in recovery and make it harder for the center to maintain a positive reputation within the community.

Risk Related to Joint Venture

The Company may be highly dependent on a joint venture partner with whom they choose to work.

The Company may enter into a joint venture to purchase a property or operate a Recovery and Treatment Center, and the Company and the Manager would be highly dependent on that joint venture partner to operate efficiently, quickly, and within budget. If the joint venture partner is not reliable in this regard, investors may experience a loss.

The terms of a joint venture agreement or other joint ownership/co-investor arrangements into which the Company may enter could impair operating flexibility and results of operations.

In connection with the purchase of properties or an investment in a Recovery and Treatment Center, the Company may enter into a joint venture with an unaffiliated partner. This structure involves participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. The joint venture partner may have rights to take some actions over which the Company has no control and may take actions contrary to the interests of the Company. Joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including, without limitation, the following:

●	a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of the Operating Companies held in a joint venture and/or the timing of the termination and liquidation of the venture;

●	such partners may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

●	the Company may incur liabilities as the result of actions taken by the joint venture partner in which there was no direct involvement; and such partner may be in a position to take action contrary to instructions from the Company or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

Co-investments with other parties will result in additional risks.

It is possible that a co-investor or joint venture partner would be unable to pay its share of costs, which could be detrimental to the Company’s investment unless an alternative source of capital could be obtained. In the event a third-party co-investor were to become bankrupt, third-party creditors could become involved in the project affairs. In addition, the co-investor could have economic or business interests or goals which are, or which may become inconsistent with the Company’s business interests or goals. Furthermore, a co-investor or joint venture partner could engage in fraud or willful misconduct which could negatively impact the Company. This may include misappropriation of assets, financial statement fraud, regulatory non-compliance, misuse or theft of intellectual property, making false or inflated expense claims, and other acts.

EACH RISK DESCRIBED ABOVE MAY AFFECT THE MANAGEMENT, INVESTMENT, OR OTHER TRANSACTIONS RELATED TO THE COMPANY. FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH HEREIN, AN INVESTMENT IN BONDS INVOLVES A HIGH DEGREE OF RISK. ANY PERSON OR ENTITY CONSIDERING AN INVESTMENT IN BONDS OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER RISK FACTORS SET FORTH IN THIS MEMORANDUM.

23

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

24

DILUTION

The Company is not offering equity and, therefore, investors will not experience dilution.

PLAN OF DISTRIBUTION

We are offering up to a maximum of $75,000,000 of demand Bonds with a three-year lock-up period in $1.00 increments pursuant to this offering circular. Bonds will be offered on a “best-efforts” basis through our management and authorized agents. The minimum investment to Series A-1 or Series A-2 Bonds is $500. The minimum investment to Series B-1 or Series B-2 Bonds is $50,000. The minimum investment to Series C-1 or Series C-2 Bonds is $250,000.

Investors will have the option of purchasing Bonds which pay interest monthly commencing on the 1st day of the next month which begins sixty days after the issuance date or Bonds for which interest compounds monthly. The interest rates on these Bonds will vary based on the size of the Bond purchased: Investors purchasing a Bond with a principal value of up to $49,999.99 will receive an interest rate of 8% (Series A-1 Bonds when compounded monthly and Series A-2 Bonds when interest is to be paid monthly), Investors purchasing a Bond with a principal value of $50,000 to $249,999.99 will receive an interest rate of 10% (Series B-1 Bonds when compounded monthly and Series B-2 Bonds when interest is to be paid monthly), Investors purchasing a Bond with a principal value of $250,000 or more will receive an interest rate of 12% (Series C-1 Bonds when compounded monthly and Series C-2 Bonds when interest is to be paid monthly).

Each Bond is payable within 30 days from demand by its holder made following its three-year lock up period (“Maturity”). For Series A-1, Series B-1, and Series C-1 Bonds, all interest and principal will be due at Maturity, with unpaid interest compounding monthly. For Series A-2, Series B-2, and Series C-2 Bonds, all interest will be paid monthly, commencing on the 1st day of the next month which begins sixty days after the issuance date, with principal due at Maturity. Bonds may be prepaid at any time.

Each investor’s subscription amount will be held in a segregated account until the investor’s purchase is accepted by the Company. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Bonds is not sold. All offering proceeds will become available for use by the Company immediately upon acceptance of an investor’s purchase. We will conduct regular closings on a rolling basis promptly after receiving investor funds. We intend to conduct an initial closing within thirty days from the date this offering circular, as amended, is qualified by the SEC and to conduct subsequent closings no less frequently than every 30 days thereafter.

Bonds will be offered on a “best-efforts” basis. The sale of Bonds will commence within two calendar days from the date this offering circular, as amended, is qualified by the Securities and Exchange Commission (“SEC”). We may undertake one or more closings on a “rolling” basis. Closings will occur promptly after receiving investor funds, but in no case less frequently than every 30 days. This offering will terminate on the earlier to occur of (i) the date that all Bonds hereby offered have been sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251 (d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Bonds within two years from qualification), or (iii) such earlier date as terminated by the Company.

Bonds are being sold on a best-efforts basis through agents of our Manager, for which no independent compensation will be paid.

No public market has developed nor is expected to develop for Bonds, and we do not intend to list Bonds on a national securities exchange or interdealer quotational system.

25

Investor Qualification

Our Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Bonds of the Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence (this definition of net worth will also apply to investors that are non-accredited natural persons for purposes of determining whether they are qualified purchasers); or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits;

●	The prospective investor understands that an investment in Bonds involves substantial risks;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in Bonds;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in Bonds; and

●	Except as set forth in the Bond Purchase Agreement, no representations or warranties have been made to the prospective investor by the Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

26

In addition, within the bond purchase agreement, investors must agree to indemnify the Company for their misrepresentations to the Company. Notwithstanding the foregoing, the Company is not requiring, and cannot require, investors to waive any of their rights to bring claims against the Company under the Securities Act, Exchange Act or similar state laws.

Our Manager will be permitted to make a determination that the subscribers of Bonds in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. Our Manager may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Bonds may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Bonds.

Offering Expenses

Our Manager and/or its affiliates have incurred and will incur certain fees, costs and expenses incurred in connection with this offering and the Company’s operations. Such offering expenses consist of legal, accounting, marketing, technology, marketing, filing and compliance costs, as applicable. We will reimburse our Manager and its affiliates for such expenses through offering proceeds.

Electronic Book-Entry of Bonds

Bonds will be maintained in your name in book-entry form. Physical Bond certificates are not available. Interest does not accrue until your subscription has been accepted. The Company will maintain its Bond registry.

Tax and Legal Treatment

Bonds will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

How to Subscribe

We have engaged AppFolio to provide and maintain our investment platform. Any potential investor wishing to acquire our Bonds must:

1. Visit our website at https://www.northstarrecovery.care/ and click the button to invest. You will be prompted to create an account. Once you have created your account, you will be able to review our offering documents.

2. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached to the offering statement of which this offering circular is a part or which you have requested.

3. Consult with your tax, legal and financial advisors to determine whether an investment in Company Bonds is suitable for you.

4. Review and complete the bond purchase agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

4. Once the completed bond purchase agreement is signed, you must transfer funds in an amount equal to the purchase price for the Bond you have applied to purchase (as set out on the front page of your bond purchase agreement). The Company will hold such monies in a segregated account until such time as your bond purchase agreement is either accepted or rejected by our Manager and, if accepted, such further time until you are issued the Company Bonds.

27

5. Our Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the offering at any time after conducted at least one closing.

6. Once the review is complete, we will inform you whether or not your application to subscribe for the Bonds is approved or denied and, if approved, the series of Bonds you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction.

7. If all or a part of your subscription is approved, then the Bond you are entitled to subscribe for will be issued to you in book entry form upon the closing. Upon acceptance, the subscription monies held on your behalf will be transferred to our operating account as consideration for such Bond as of your acceptance date, which will be promptly issued.

By executing the bond purchase agreement, you agree to be bound by the terms of the bond purchase agreement. The Company and Manager will rely on the information you provide in the bond purchase agreement and the supplemental information you provide in order for our Manager to make an election whether or not to accept your investment. If any information about your “qualified purchaser” status changes prior to you being issued the Bond, please notify our Manager immediately using the contact details set out in the bond purchase agreement.

For any subscription that is rejected, investor funds will be returned promptly without interest or deduction. Company Bonds will be issued in book-entry form without certificates.

28

USE OF PROCEEDS TO ISSUER

The following table illustrates the amount of net proceeds to be received by the Company on the sale of Bonds. It is possible that we may not raise the entire offering amount through this offering circular. In such case, we will reallocate the use of proceeds determined by our Manager. The intended use of proceeds is as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$75,000,000	$56,250,000	$37,500,000	$18,750,000
Offering Costs (1)	$150,000	$150,000	$150,000	$150,000
Use of Net Proceeds	$74,850,000	$56,100,000	$37,350,000	$18,600,000
Real Estate Acquisition	$48,333,425	$35,949,050	$23,564,675	$11,370,128
Loans	$14,889,945	$11,070,570	$7,251,195	$3,317,923
Equity Investments	$9,926,630	$7,380,380	$4,834,130	$2,211,949
Marketing	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Working Capital(2)	200,000	$200,000	$200,000	$200,000

Notes:

(1)	The Company expects to spend approximately $150,000 in expenses relating to this offering, including legal, accounting, compliance, travel, marketing, printing, and other miscellaneous fees, which may be paid by our Manager or its affiliates and reimbursed by the Company.

(2)	The Company will contribute towards the expense of creation of the North Star website, which will be owned and operated by the Manager and will link and direct potential investors to the Company’s funding portal. The Company is expected to contribute pro rata to such expenses with any other companies whose offerings are intended to be featured on the website, based on maximum capital being sought by each company. Currently the Manager is operating one other affiliated company which is seeking to raise $50,000,000, so the Company is expected to contribute approximately 3/5ths of the website expenses incurred. The appropriate contributions of each company utilizing the North Star website may be adjusted to account for any newly owned Company and will be determined in the Manager’s sole discretion These expenses will be taken from our working capital reserve.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

The Company

The Company was organized as a limited liability company in Wyoming on October 20, 2023. We are an alternative investment vehicle with an intended focus on investments in the recovery, wellness and behavioral health sectors. The Company’s primary focus will be on direct investments in income producing real estate that will be leased to operators in our sectors. We may also make loans secured income producing real estate to be leased to operators in our sectors, commercial loans (secured or unsecured) to operators in our sectors, and/or equity investments (on a wholly, majority, or minority owned basis) in businesses in our sectors.

In order to comply with the Investment Company Act, to the extent applicable, pursuant to Section 3(c)(5) of the Investment Company Act, we intend that (i) at least 55% of our assets will consist of “mortgages and other liens on and interests in real estate”, (ii) up to an additional 25% of our assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of our total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act. Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the sale of Bonds in this offering will provide the capital for these activities.

The Company has one class of membership interests, which have been issued to our Manager. Investors purchasing Company Bonds will have no voting rights or other means by which to control the Company or its Management.

We may hold our assets in separate special purpose entities (each an “SPE”) wholly or majority owned by the Company. We may also co-invest in assets, as determined by our Manager, which co-investors may be affiliated with our Manager. We may also make minority positioned investments in-line with our overall business plan and Investment Company Act.

Real Estate

The Company primarily intends to invest in income-producing real estate properties that will be leased to operators within our sectors of recover wellness and behavior health. We expect that all properties will be located within the US. We intend to focus our initial acquisitions within Utah, but hope to expand to other regions as well. We intend to focus on jurisdictions where there is a need for recovery and behavior health facilities due to a lack of facilities and/or a large potential patient population.

29

We will use leverage to acquire and/or renovate our properties. Such debt is expected to range between 50% and 85% of the greater of acquisition cost or fair market value of each property and be secured by a mortgage or deed of trust on the property. The terms of such debt will be negotiated and determined by our Manager.

We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases. Our Manager will extensively research the acquisition of each transaction, utilizing market data, transactional knowledge, and market relationships. We will examine material elements of a potential investment, including a property’s location, prospects for long range appreciation, income potential, resale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. Our Manager will also review investments based on investment type, investment size and investment risk to try to mitigate portfolio level risk where possible. Our Manager will analyze each potential investment’s risk return profile and review financing sources, if applicable.

Our Manager has the authority to make all the decisions regarding our investments. The criteria that our Manager expects to consider when evaluating prospective investment opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations;

●	analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and sales market conditions affecting the real estate;

●	the estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

We intend to engage with third-party professionals to manage our properties and to pay a fee in line with market rates for such services. Our Manager will be responsible for negotiating the terms of such contracts. In the alternative, our Manager and /or its affiliates may manage and given property and receive compensation therefrom in line with market rates.

Loans

The Company may use proceeds from this offering to make or acquire loans originated throughout the United States, whether secured by interests in real or personal property or otherwise non-secured. The Company intends to limit such loans to investors and operators within our sectors. Sources of income to the Company will come from the interest and fees charged to borrowers on the loans. A loss reserve may be maintained by the Company, as determined by our Manager, in its sole and absolute discretion, but is not required.

30

At its sole election, our Manager may service the loans or appoint a third-party, which could be an affiliate of the Manager, to service the loans. If we engage third-party servicers, we expect that we will pay service fees of approximately 0.5%-1%, although such fees may be less or more but are expected to be in line with industry standards.

The Company will select loans according to the standards provided below:

1.	Liens. Loans may be unsecured or secured by senior deeds of trust or mortgages or personal property. We intend that a significant portion of our loans will be secured by first priority liens; however, the Company may also fund loans secured by (a) second or junior deeds of trust or mortgages, (b) a pledge of the ownership interest in the borrowing entity, and (c) a preferred equity interest in the borrowing entity.

2.	Types of Assets Securing the Loans. For real estate loans, underlying assets will primarily consist of non-owner-occupied residential or commercial properties. Investments may also be secured by personal property, business assets, receivables, and guarantees.

3.	Loan-to-Value Ratio. In general, the Company will seek to maintain a weighted Loan-to-Value ratio of between approximately 50 percent and 90 percent, provided that the maximum Loan-to-Value ratio for the fund shall not exceed 100 percent. The Loan-to-Value ratio is calculated by taking the amount of the Company’s loan combined with the amount of outstanding debt secured by other liens on the property, dividing that by the value of the real property securing the deed of trust or mortgage and multiplying that figure by 100 to come to a percentage. “Value” shall be determined by an independent certified appraiser or non-certified appraiser doing an appraisal on the real property or the Manager or commercial or residential real estate broker giving his, her, or its opinion of value of the real property. Notwithstanding the foregoing, the Company may exceed a 90 percent Loan-to-Value ratio if our Manager determines in its sole business judgment that a higher loan amount is warranted by the circumstances of that particular loan, such as being able to secure multiple properties, personal guaranties, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other compensating factors that would support our Manager in making its decision in the best interest of the Company.

4.	Terms of Loans. The terms of the Company loans will vary. Loans generally have a term between one and 36 months. Notwithstanding the foregoing, loans may be shorter or longer in term if our Manager decides, in its sole discretion, it is in the best interests of the Company. Many loans that the Company will originate or acquire may provide for interest-only payments followed by a balloon payment at the end of the term. For risk hedging purposes, borrowers may be required to make principal and interest payments. At the end of the term, the Company will require the borrower to pay the loan in full, to refinance the loan, or to sell the real property to pay back the loan. Interest rates, fees, required insurance and other terms of the loans will be negotiated by our Manager on a case-by-case basis but are expected to be in line with the applicable market.

5.	Acquiring Loans from Third Parties. The Company may acquire secured or unsecured loans that were originated and funded by a third-party, including affiliates of our Manager.

6.	Fractionalized Interests in Loans. The Company may also participate in loans with other lenders (including joint venture and other businesses organized by business partners or affiliates of our Manager), by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above.

7.	Non-Performing Loans. The Company may, when commercially reasonable, purchase, take back, receive, or otherwise acquire non-performing loans secured by real property located throughout the United States (“Nonperforming Notes” or “NPNs”). Nonperforming Notes are typically loans that are in default, behind in payments, or secured by properties that have little-to-no-equity remaining due to devaluation or excessive leverage. The Company’s primary intent, as it pertains to Nonperforming Notes, is to acquire the Nonperforming Notes at a discount, and subsequently refinance, modify, or otherwise reform the Nonperforming Notes to become performing Notes. Alternatively, the Company may also foreclose and/or acquire the properties securing the Nonperforming Notes, using the general standards and criteria set forth below. The Company will use an opportunistic investment strategy to identify and invest in Nonperforming Notes, unless our Manager, in its sole and absolute discretion, determines it is no longer in the best interests of the Company.

8.	Equity Participation and Mezzanine Positions. The Company may fund mezzanine loans as an alternative to loans secured by real property. Generally, a mezzanine loan is a type of subordinate real estate financing that is secured by a pledge of the equity ownership interests in the entity that owns the real property. The Company may also make loans where it agrees to participate in the equity of the property securing the loan made by the Company. Such equity participation may include, but is not limited to, sharing in the proceeds from the sale price of the property or properties securing the loan, or including additional exit fees upon loan repayment.

Loan terms are subject to change based upon numerous factors, including prevailing market circumstances, and will be determined on a case-by-case basis in the sole discretion of our Manager. Our Manager will consider the income level and general creditworthiness of a borrower to determine his, her or its ability to repay the Loan according to its terms in addition to considering the loan-to-value ratios described above and secondary sources of security for repayment. The Company may acquire loans made to borrowers who are in default under other obligations (for example, to consolidate their debts).

31

The Company may invest in loans for the purpose of reselling such loans. The Company may sell loans, or fractional interests in such loans, when our Manager determines (in its sole and absolute discretion) that it appears to be advantageous for the Company to do so, based upon the current interest rates, the length of time that the loan has been held by the Company and the overall investment objectives of the Company.

Statutory guidelines for foreclosures in each state will be followed by the Company until the underlying property is liquidated and/or the account is brought current. Any costs of this process are to be posted to the borrower’s account for reimbursement to the Company. If a loan is completely foreclosed upon and the property reverts to the Company, the Company will be responsible for paying the costs and fees associated with the foreclosure process, maintenance and repair of the property, service of senior liens and resale expenses.

The Company may borrow funds for the purpose of making and purchasing Loans and may assign all or a portion of its asset portfolio as security for such loan(s). The Company anticipates engaging in this type of transaction when the interest rate at which the Company can borrow funds is significantly less than the rate that can be earned by the Company on its loans, giving the Company the opportunity to earn a profit as a “spread.” Such a transaction involves certain elements of risk and entails possible adverse tax consequences.

Private Equity Investments in Recovery and Behavioral Health Centers

The Company expects that approximately 0% to 20% of its asset portfolio will be comprised of controlling or minority interests in operators of recovery and treatment centers which provide substance use treatment & mental health services. Our investments may be controlled by third-party operators, including affiliates of our Manager, or we may elect to operate our own center. Our Manager will evaluate such business acquisition opportunities on a case-by-case basis and will have the sole discretion to determine the investment candidates and terms of such investments. We expect our initial acquisitions, if any, will be in the state of Utah or elsewhere in the Mountain West.

There are multiple components to recovery and behavioral health treatment. We are broadly classifying the operators into which we may invest into three types of services: Residential Inpatient, Recovery Residence (Sober Living), and Outpatient treatment. All of them are crucial to recovery, there is not an adequately robust system in our region that ensures all components of recovery are met for all populations.

If a loved one needs immediate treatment, it is usually not possible. Most facilities have at least a two-week wait list for substance use, and longer for acute mental health, often several months. With recovery, time is the biggest enemy as the client’s motivation to seek services often fluctuates. The excessive waitlists are usually not the facility’s fault. As non-profit or government facilities, they are underfunded and unable to scale and increase efficiency in their processes or add capacity. Many small providers, often led by dedicated recovering addicts or social workers, bring invaluable experience and empathy to their roles. However, they may lack the business expertise needed to navigate the complexities of the healthcare industry, or the capital necessary to expand their operations to meet the needs of their community. By integrating business professionals with a deep understanding of healthcare management into our leadership team, we can complement the compassionate care already being provided with strategic business practices. This synergy will strengthen our financial stability and expand the ability of these treatment centers to serve more individuals in need.

Joint Ventures

The Company may elect to enter into a joint venture or co-investment agreements with other real estate developers, loan originators, or recovery and treatment center operators, including affiliates of the Manager. The purchase price of any property, loan, or asset acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a third-party appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

The Manager has relationships with entrepreneurs (“Sponsors”) with whom it may, in some limited circumstances, seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the Sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company. In some instances, these Sponsors may require a right to receive a priority or pari-passu return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such Sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager by the co-investors and participants, and not from Company funds or its Manager.

In some circumstances, the Manager may elect to co-invest with a third-party that is an Affiliate of the Manager. The Company will take the same approach with such a third-party as if entering into the transaction with a Sponsor as discussed above.

Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in investments associated with the Company (each, a “Parallel Fund”). A Parallel Fund may consist of certain investors who, for a variety of reasons, may not wish to participate in the investments through the Company. Any costs associated with the formation and administration of a Parallel Fund will be paid by the investors in the Parallel Fund.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies, and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third parties and affiliates of the Manager), or other arrangements in which the Company has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Company and other investors.

32

Market Data

The U.S. behavioral health market is undergoing rapid and sustained growth. In 2024, the total market size was estimated at $125 billion and is projected to exceed $160 billion by 2028, expanding at a 6.2% compound annual growth rate (CAGR).1 Within this sector, the substance use disorder (SUD) treatment market comprises over $42 billion and is expected to surpass $60 billion by 2030, growing at a 7.5% CAGR.2

This acceleration is being driven by multiple structural forces: greater awareness of mental health conditions, surging rates of drug overdose deaths, expanded public insurance coverage, and strong investor interest. The behavioral health market has demonstrated decades of consistent growth and is now seen as one of the most stable and resilient segments of the healthcare industry.3

Despite the growing demand, access to care remains highly fragmented. The combined annual revenue of the four largest U.S. behavioral health providers is just over $2 billion, representing less than 2% of the national market, indicating a highly decentralized provider base.4

Overdose, Mental Health & Co-Occurring Conditions

The mental health crisis has deepened in recent years. According to national surveys, 59 million U.S. adults experienced a mental illness in 2023.5 At the same time, 46.3 million individuals met the criteria for a substance use disorder.⁶ Yet fewer than 13% of those with SUD received treatment in a specialty facility.6

Drug overdose deaths have reached record highs, with over 112,000 fatalities reported in 2023, driven primarily by synthetic opioids such as fentanyl.⁷ Suicide remains the second leading cause of death among individuals aged 10–34.8 Co-occurring disorders—when individuals suffer from both a substance use and a mental health disorder—affect more than 9 million Americans annually and are linked to poorer treatment outcomes when not addressed holistically.9

Regulatory Tailwinds and Reimbursement Trends

Federal and state-level policies continue to prioritize behavioral healthcare:

-	The Affordable Care Act (ACA) mandates mental health and substance use treatment as essential health benefits.[10]
-	Parity laws require that mental health conditions be covered equally to physical health by insurance providers.[11]
-	Medicaid expansion in 41 states has significantly widened access to low-income individuals.[12]
-	Federal programs such as the SUPPORT Act, CARA 3.0, and the 988 Lifeline Act have introduced billions in funding for crisis services, prevention, and provider capacity building.[13]

Reimbursement dynamics are shifting in favor of integrated and outcome-driven care. Medicaid now accounts for approximately 30% of all behavioral health spending in the U.S., while telehealth parity laws have allowed wider access to medication-assisted treatment (MAT), counseling, and IOP/PHP services.14

Workforce Shortages & Access Gaps

There are over 6,300 Mental Health Professional Shortage Areas (HPSAs) in the United States, affecting approximately 160 million people.15 Rural and suburban regions are the most underserved. In many counties, wait times for inpatient treatment exceed three weeks, and detox facility access remains limited.

In Utah, the need is especially acute:

-	27% of Utah adults report mental health concerns annually.[16]

-	Utah ranks 3rd in the nation for adults with serious mental illness and 4th for serious suicidal thoughts.[16]

-	Despite the need, nearly half of Utah adults and more than half of Utah youth do not receive the mental health care they require—often due to cost or lack of providers.[16]

Private Investment & M&A Activity

Investor interest in behavioral healthcare continues to grow. In 2023 alone, over $4.6 billion was invested in behavioral health through M&A transactions, platform roll-ups, and real estate-backed facility expansion.¹⁷ Licensed, in-network providers offering full-continuum care have seen valuations ranging from 8x to 12x EBITDA, with premiums paid for high occupancy, geographic scalability, and payer diversification.¹⁷

As demand continues to outpace capacity, investor-backed providers are positioned to play a central role in closing access gaps and modernizing care delivery models.

Sources Cited Above for Market Data

(1) Grand View Research, “U.S. Behavioral Health Market Size Report, 2024–2030”

(2) Fortune Business Insights, “Substance Abuse Treatment Market Size [2023–2030]”

(3) Acadia Healthcare Investor Presentation, 2023

(4) IBISWorld, “Substance Abuse Clinics in the U.S. – Industry Report 2024”

(5) National Institute of Mental Health, “Mental Illness Statistics” (2023)

(6) SAMHSA, “2023 National Survey on Drug Use and Health (NSDUH)”

(7) CDC, “Drug Overdose Deaths in the United States, 2023”

(8) CDC WONDER, “Suicide Mortality by Age” (2023)

(9) National Institute on Drug Abuse (NIDA), “Comorbidity: Substance Use and Other Mental Disorders”

(10) U.S. Department of Health and Human Services, ACA Summary

(11) National Conference of State Legislatures (NCSL), Mental Health Parity Laws

(12) Kaiser Family Foundation, “Medicaid Expansion Tracker”

(13) SAMHSA, “988 Suicide & Crisis Lifeline: 2023 Annual Report”

(14) MACPAC, “Behavioral Health in Medicaid”

(15) HRSA Data Warehouse, Health Workforce Shortage Areas (2024)

(16) Utah Department of Health & Human Services, Behavioral Health Report 2023

(17) PitchBook, “Behavioral Health PE & M&A Report – Q4 2023”

33

Competition

We will face competition from many sources when making our investments. Furthermore, our income producing properties will compete with numerous other rental alternatives in attracting tenants. The number of competitive properties in a particular area, or any increased affordability of similar properties caused by declining market prices, fluctuating mortgage interest rates and government programs, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us. The financial services industry is highly competitive, and we anticipate that we will encounter strong competition for loans. Price competition for loans might result in us earning less on our loans, which reduces net interest income. Some of the institutions with which we compete have substantially greater experience, resources, and lending limits and may offer services we do not provide. We expect competition may increase in the future because of legislative, regulatory, and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully.

To the extent we invest in recovery and treatment centers, we will compete with other operators providing similar services in our service area. There are numerous treatment facilities in the state of Utah and throughout the mountain west, and we compete with these clinics for patients, most of whom are covered by insured healthcare services. With the increasing number of individuals seeking treatment and the influx of funding and support from both governments and private insurers, there are significant opportunities in the behavioral health industry. However, this also brings considerable competition. In addition to specialized facilities, even though we have not seen it yet, large hospital chains might recognize the potential to expand their offerings and enter the behavioral health market by utilizing their existing networks and infrastructure. This could intensify the competitive environment, necessitating innovation and excellence in the services of our recovery and treatment centers to stand out.

Employees

We do not currently have employees. The managing members, employees and contractors of our Manager will provide us services through our Manager. Our Manager may also engage employees and contractors on our behalf as necessary but has not done so at this point.

Government Regulation

The Company’s business is subject to multiple laws, including regulations applicable to ownership and renovation of properties as well as to lending and note servicing. Regulations may vary from jurisdiction to jurisdiction and from state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business. Furthermore, the lending industry is regulated heavily by laws governing lending practices at the federal, state, and local levels and proposals for additional regulation of the financial services industry are introduced on an ongoing basis. The Company does not currently intend to make any loans in any jurisdiction where the Company would require to be licensed to make such loans. In such jurisdictions, the Company may simply invest in another entity that holds such license.

While the Company will use its best efforts to comply with all laws, including federal, state, and local laws and regulations, claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities. These legal actions could expose the Company to significant damages, legal fees or other penalties that would adversely affect the Company and its ability to distribute income to Investors.

Legal Proceedings

None of the Company, our Manager, or any managing member of our Manager is presently subject to any material legal proceedings.

34

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year will end on December 31 for financial reporting purposes and will be on the same day each year, unless otherwise determined by our Manager

Under the Securities Act, we must update this offering circular upon the occurrence of certain material events. We will file offering circular amendments and supplements as appropriate. We are also subject to the informational reporting requirements under the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with SEC. We will provide such documents and periodic reports through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper upon request.

DESCRIPTION OF PROPERTY

We currently share a corporate address with our Manager at 6550 Millrock Dr #300, Salt Lake City, UT 84121, for which we do not have a lease or other agreement to use. We do not currently pay rent at this location but may contribute to such rent in the future on such basis as our Manager determines to be equitable. We do not otherwise own or lease properties at this point. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Overview

Since our formation on October 20, 2023, the Company has been engaged primarily in formulating its business plan and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced.

Operating Results

We have not generated any revenues as of the date of this offering circular. We do not intend to generate revenues for at least six months after we make our first investment. All expenses to date have been paid by affiliates of our Manager, which will be reimbursed through offering proceeds.

Our operating expenses for the fiscal year ended December 31, 2024 increased to $58,195 from $29,105 for the period ended December 31, 2023, due to our being formed only a few months prior to the end of the 2023 fiscal year. Net operating loss for the fiscal year 2024 was $58,195, roughly double our losses from fiscal year 2023.

Liquidity and Capital Resources

As of the date of this offering statement, the Company does not have cash or cash equivalents or assets that can be liquidated. We do not currently have any significant capital commitments, except the agreement to repay our Manager for offering expenses occurred on our behalf which will be repaid through offering proceeds. While the Company’s Manager or its affiliates may be able to “pre-fund” a portion of the purchase price of any given property, the Company currently has no agreements, arrangements, or understandings with any unaffiliated person to obtain funds through bank loans, lines of credit or any other sources. Our sole source of capital until we acquire investments that generate revenues will be any such pre-funding provided by our Manager and monies raised through this offering.

Plan of Operations

We have not commenced operations, are not capitalized, and have no assets. As of December 31, 2024 (the date of our most recent financial statements) we did not have any assets or liabilities. We expect to accrue approximately $150,000 in offering expenses, which will be paid by our Manager and then become amounts due to a related party. We intend to purchase our first investment within three months from raising sufficient funds and an additional one to two investments within the following twelve months. If our Manager identifies one or more suitable properties, it may “pre-fund” such properties so that the Company may invest in them once sufficient capital is available. Investments in properties will depend highly on our funds, the availability of those funds, availability of assets that meet our investment criteria and the size of the assets to be acquired.

We believe that the proceeds from this offering will satisfy our cash requirements for at least the next 12 months to implement the foregoing plan of operations.

Trends

The Company has no operating history and no significant historical operating data for trend analysis. The Company expects to be subject to trends affecting private insurance, including rate changes, coverage type, coverage limits, and treatment preference. Further, the Company’s business is subject to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. Events including, but not limited to, recession; inflation; economic downturn; government regulations, political policies, travel restrictions, changes in the real estate market, and interest-rate fluctuations could have a material adverse effect on the Company’s financial condition and the results of its operations.

35

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Manager

The Company operates under the direction of our Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our Manager is North Star Group Management LLC. Pursuant to our Operating Agreement, our Manager and its members are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require; however, it is expected that members of our Manager will devote full time to the Company’s operations unless otherwise noted herein. Our Manager will perform its duties and responsibilities pursuant to our Operating Agreement. Our Manager is newly formed and has no experience raising or investing capital.

The responsibilities of our Manager include the following:

●	define and oversee the overall underlying asset sourcing, management, and disposition strategy;

●	manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring relationships with operators;

●	negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;

●	structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;

●	oversee our operators and provide them with ongoing training and support;

●	provide any appropriate updates related to investments;

●	manage communications with Bondholders, including answering e-mails, preparing and sending written and electronic reports and other communications;

●	determine our distribution policy and determine amounts of and authorize distributions from time to time;

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the SEC and any other regulatory agency, including annual and semi-annual financial statements;

●	maintain all appropriate books and records for the Company;

●	obtain and update market research and economic and statistical data in connection with our properties and markets;

●	oversee tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	evaluate and obtain adequate insurance coverage for the properties based upon risk management determinations;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

36

Directors, Executive Officers and Key Employees of Our Manager

The following table sets forth the name and position of the current members of our Manager who are involved in the operation of its business as of the date of this offering circular.

Name	Position	Age	Term of Office (Beginning)	Approximate Hours for Part-Time Employees
Brandon “Jay” Tobey	Managing Member	30	October 2023	Expected Full-Time
Matthew Williams	Executive Advisor	51	January 2025	Expected 15 Hours/Week
Jon Lelegren	Accountant	61	January 2025	Expected 10 to 20 Hours/Month

Brandon “Jay” Tobey. Jay Tobey is a seasoned entrepreneur and executive with a diverse background in real estate, business development, behavioral health, and franchise ownership. Over his career, Jay has built a reputation for creating impactful solutions across industries, leveraging his expertise in investment strategy, business operations, and team leadership.

As Founder & CEO of North Star Financial Group and North Star Recovery & Wellness, Jay focuses on bridging the gap between capital and behavioral health innovation. In his role, he leads efforts to expand access to behavioral health services while achieving high returns for investors. Jay’s entrepreneurial spirit extends to his work as a franchise owner of Crumbl Cookies, where he successfully built and managed multiple locations. His leadership roles on boards, including Weber Recovery Center, highlight his dedication to improving behavioral health outcomes and contributing to his community. His five-year work history is as follows:

●	Founder & CEO, North Star Financial Group; Founder, North Star Recovery & Wellness (April 2024 – Present): North Star Financial Group is a financial services firm specializing in strategic investment opportunities, with a focus on behavioral health and real estate. North Star Recovery & Wellness: A behavioral health initiative providing innovative recovery services and expanding access to mental health care. In his work for these entities, Jay Tobey was responsible for:

○	directing investment strategies and business operations to achieve impactful financial and social outcomes.

○	building and managing partnerships with healthcare operators to expand access to behavioral health services.

●	Franchise Owner, Crumbl Cookies (September 2020 – December 2024). Crumbl Cookies is a rapidly growing gourmet cookie franchise with locations across the United States. As the Franchise Owner, Jay Tobey was responsible for:

○	Overseeing the operations of multiple franchise locations, including staff management, marketing, and customer engagement.

○	Achieving consistent revenue growth and operational excellence

●	Board of Directors & Investor, Weber Recovery Center LLC (December 2019 – October 2024). Weber Recovery Center LLC is a behavioral health organization offering addiction recovery services and support. Mr. Tobey served on the board to provide strategic guidance and investment expertise for behavioral health initiatives.

●	Director of Business Development, Reeder Asset Management (November 2018 – August 2020). Reeder Asset Management is a property management firm delivering high-quality service and expertise to property owners and investors. Mr. Tobey led business development efforts to expand the company’s client base and operational capacity.

●	Real Estate Agent (October 2018 – August 2020). Mr. Tobey managed real estate transactions, providing expertise to clients in property acquisition and sales.

37

Matthew Williams. Matthew Williams is a dynamic entrepreneur with over 15 years of experience in logistics, supply chain management, and customer-driven innovation. As the Co-Founder of Kwik, Matthew has been at the forefront of revolutionizing sales and referral systems by leveraging cutting-edge technology to enhance customer acquisition and retention.

Previously, Matthew was a key leader at Visible Supply Chain Management, where he served as Co-Founder and President of the Logistics Division. Under his leadership, Visible Supply Chain Management scaled operations significantly, delivering innovative solutions in logistics, warehousing, and order fulfillment. With a strong foundation in executive leadership and operational excellence, Matthew has a proven track record of building successful companies that drive value and efficiency in highly competitive industries. His five-year work history is as follows:

●	Co-Founder, Kwik (June 2021 – Present). Kwick is a customer-driven sales platform designed to reduce customer acquisition costs through innovative referral technology and loyalty systems. Mr. Williams was responsible for leading the strategic development of the company’s customer acquisition and retention technology, and for driving innovation in sales and referral strategies to enhance business growth.

●	Co-Founder and President of the Logistics Division, Visible Supply Chain Management (January 2007 – May 2021). Visible Supply Chain Management is a logistics and supply chain company specializing in warehousing, order fulfillment, and efficient delivery solutions. As President of the Logistics Division, Mr. Williams was responsible for:

○	overseeing operations, logistics strategy, and client relations as President of the Logistics Division.

○	leading to the development of scalable solutions for warehousing, order fulfillment, and supply chain optimization.

●	Co-Founder and President, Pro Star Logistics (January 2007 – January 2019). Pro Star Logistics is a full-service transportation and logistics management company providing solutions in truckload, LTL, and warehousing. Mr. Williams co-founded the company, building its reputation as a leader in transportation and logistics management. He was responsible for managing operations and client engagement to deliver efficient and reliable solutions across industries.

Jon Lelegren. Jon Lelegren is a seasoned fund financial expert and CPA with over 12 years of experience in fund management and financial reporting. During his tenure at Bridge Investment Group (through January 2023), Jon played a pivotal role in scaling assets under management from under $500 million to over $38 billion, spanning eight debt and equity fund strategies. Now coaching emerging fund managers, Jon equips professionals with the tools to navigate the complexities of fund operations, financial reporting, and regulatory compliance. His responsibilities at Bridge Investment Group, and as a Fund Financial Trainer and Consultant, are to fund financial reporting for multi-billion-dollar portfolios, provide comprehensive fund administration training to emerging professionals, and ensure regulatory compliance across fund operations and reporting.

There are no family relationships between any of our Manager’s members.

To the best of our knowledge, none of our Manager’s managing members has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

38

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Manager has not received any compensation to date and we do not intend to pay compensation in the future. As our sole member, our Manager will be entitled to receive profit distributions after payment of our expenses and Bond payments. Notwithstanding the foregoing, our Manager may elect to be compensated by the Company in the future in such amounts as determined by the Manager.

39

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this offering circular, the Company has 100 Class M interests issued and outstanding as follows:

Title of Class(2)	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class M interests	North Star Group Management LLC (1) 6550 Millrock Dr #300, Salt Lake City, UT 84121	100 Class M interests	N/A	100%

(1) North Star Group Management LLC, our Manager, is beneficially owned (through various intermediary entities) by Jay Tobey (83%), Matt Williams (5.06%) and approximately 10 other individuals who collectively own the remaining approximately 12%, none of whom own more than 2.5%.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, since inception to the date of this offering circular, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our Manager or its members, managers, officers or employees;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Our Manager has been issued all Class M interests in the Company. As a Class M member, our Manager is a member of our Company and party to our Operating Agreement.

Our Manager and/or its affiliates have paid for all of the Company’s offering and other expenses, which will be reimbursed by the Company. The Company anticipates such reimbursement will amount to approximately $150,000, although the total amount is uncertain.

Conflicts of Interest

There may be conflicts of interests between the Company, its management, other companies managed by the Company’s management, and investors. Our Manager and its members act as members and/or members of other entities, and may have current or future responsibilities to such entities, which have similar business plans to the Company and may compete with the Company. As of the date of this offering circular, the Manager operates one other affiliated company North Star Recovery & Wellness Fund 1, LLC, (“Fund 1”) which is currently raising money from accredited investors by selling equity interests pursuant to Rule 506(c) of Regulation D, and which expects to primarily operate Recovery and Treatment Centers but may also invest in real estate. Investors will have no right to participate in such entities or have any rights to look to the assets or operations of Fund 1 or any other affiliated entities to repay the Bonds. The similarity in name between the Company and Fund 1 may lead to confusion between the two parties by investors, which may increase Company expenses. It is also possible that these affiliated entities may dilute the reputation of the Company, or that the Manager may rename the Company to avoid confusion regarding use of the North Star Recovery & Wellness tradename (which is owned by the Manager). The Company may purchase real estate which is then leased by Fund 1 or other companies managed by the Company’s Management. The Company may share personnel and operating resources with Fund 1 and other companies managed by the Manager, and the Manager may not correctly allocate costs and expenses between the various companies it controls. And to the extent our Manager or its members are required to spend time on such investment and/or management activities, they may not be able to devote full-time to the Company’s operations.

Our Manager and its members try to balance our interests with their duties to other entities owned or managed by them. However, to the extent that such persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on payments to our Bondholders.

Conflicts of interest will also exist to the extent that the Company may acquire properties or operations in the same geographic areas where properties or operators owned or managed by our Manager, or their affiliates are located. In such a case, a conflict could arise in the leasing of properties if we and such other properties were to compete for the same tenants, or a conflict could arise in connection with the resale of such assets if there were an attempt to sell similar assets at the same time. Conflicts of interest may also exist at such time as we and such other property seek to employ developers, contractors or building Managers, as well as under other circumstances.

The Manager also may enlist the services of one or more affiliated entities in order to manage our assets. The compensation for those affiliated entities will be at market rates. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

Our Operating Agreement explicitly allows the Company to transact business and acquire and sell assets to and from affiliates of the Manager. The Company may enter into agreements with affiliates of the Manager, for example, by leasing space in real estate acquired by the Company for the operations of a Manager affiliate. All such purchases, sales, and other agreements are permitted only so long as they do not impair the ability of the Company to repay any bonds it issues or other money borrowed, or are valued at market rate. However, the assessment of whether a particular transaction will impair the ability of the Company to its bonds and other money borrowed, and the assessment of market rate, are to be determined by the Manager in good faith, based on reasonable assumptions. Since any such transaction will not take place at arms’ length, our Manager may be incentivized to assess the value of the Company asset as higher (or lower) than the value that could be obtained in an arms’ length transaction, and may make bad assumptions in coming up with such estimates. In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one affiliate more than another or limit or impair the ability of any Company to pursue alternative business opportunities.

40

Our Manager’s interests in our Distributable Cash may cause its members to make more risky business decisions than it would otherwise in the absence of the Bonds issued by the Company. However, our Manager will evaluate investments on the terms set forth herein.

Certain legal, accounting, and other advisors, including real estate brokers, of the Company may also serve as representatives or agents of our Manager or its members. As a result, conflicts of interests could arise and, in such cases, such representatives or agents may have to withdraw from representation of the Company if such conflicts cannot be resolved.

The Company does not have any formal policies in place to resolve conflicts of interest.

Allocation of Investment Opportunities

Our Manager expects to offer other investment opportunities including offerings that acquire or invest in real estate, real estate backed loans, and recovery centers. Each such offering is referred to as a “Project.” To the extent that those other entities have investment objectives that compete with the Company, our Manager will allocate opportunities between the Company and these other entities using its business judgement. These additional Projects may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Project, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

●	the investment objectives and criteria of the entities;
●	the cash requirements of the entities;
●	the effect of the investment on the diversification of the entities’ portfolio;
●	the policy of the entities relating to leverage;
●	the anticipated cash flow of the asset to be acquired;
●	whether the asset is being acquired from an affiliated entity or third-party seller;
●	the income tax effects of the purchase on the entities;
●	the size of the investment; and
●	the amount of funds available to the entities.

If a subsequent event or development causes any investment, in the opinion of our Manager, to be more appropriate for another entity, they may offer the investment to such entity. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Project that such arrangements or agreements include or not include another Project, as the case may be. Any of these decisions may benefit one Project more than another.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the Projects and other investment opportunities, no Project has any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any Project;
●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Project;
●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Project;
●	establishing material commercial relationships with another Project; or
●	making operational and financial decisions that could be considered to be detrimental to another Project.

PRIOR PERFORMANCE

The Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. In 2025, our Manager has opened an affiliated company which is raising money from accredited investors pursuant to Rule 506(c) of Regulation D and which expects to primarily operate Recovery and Treatment Centers but may also invest in real estate. However, that affiliated company has yet to make any investments and the Manager currently has no prior performance data to provide. Other than this affiliate, our Manager and its affiliates do not have prior experience raising money for or operating funds.

SECURITIES BEING OFFERED

General. We may offer Bonds, with a total value of up to $75,000,000 under this offering circular. The Bonds will be offered in increments of $1.00.

Maturity. Bonds are payable within 30 days from written demand by a holder following a three year lock up period. All principal and unpaid interest will be due at Maturity.

Interest. Investors will have the option of purchasing Bonds which pay interest monthly, commencing on the 1st day of the next month which begins sixty days after the issuance date or Bonds for which interest compounds monthly. The interest rates on these Bonds will vary based on the size of the Bond purchased: Investors purchasing a Bond with a principal value of up to $49,999.99 will receive an interest rate of 8% (Series A-1 Bonds when compounded monthly and Series A-2 Bonds when interest is to be paid monthly), Investors purchasing a Bond with a principal value of $50,000 to $249,999.99 will receive an interest rate of 10% (Series B-1 Bonds when compounded monthly and Series B-2 Bonds when interest is to be paid monthly), Investors purchasing a Bond with a principal value of $250,000 or more will receive an interest rate of 12% (Series C-1 Bonds when compounded monthly and Series C-2 Bonds when interest is to be paid monthly). All interest will be due at Maturity. Interest will begin to accrue on the date the Bond is issued by the Company. Bonds will be deemed issued on the date the related subscription for the Bond is accepted by the Company.

Redemption by Company. We may prepay any Bond in whole or in part, at any time, without penalty or premium.

Security; Ranking; Sinking Fund. The Bonds will be general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Bonds by their terms. We may issue secured debt in our sole discretion without notice to or consent from the holders of Bonds. There is no sinking fund.

Fees. Bond investors that purchase our Bonds are not charged a servicing fee for their investment. Investors may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees. These fees include the following:

Form and Custody. Bonds will be issued electronically signed by us in favor of the investor. The Bonds will be digitally stored by us and will remain in our or our agent’s custody for ease of administration with a copy available in each investor’s Bond account.

41

Transfer

The Bonds are not transferrable without written consent from the Company. In order to transfer a Bond, its holder must request transfer from the Company, including the identification of the transferee. The Company will have 30 days from request to approve or reject the request for transfer. The Company is not obligated to approve any transfer and Bond holders should be prepared to hold their Bonds indefinitely.

Conversion or Exchange Rights. The Bonds are not convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Bonds:

●	if we fail to pay principal interest when due and our failure continues for 90 days;

●	if we breach a material covenant owed to a holder under the Bond, and such breach continues for 90 days from receipt of written notice of the breach from holder; and

●	if we file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

Upon an Event of Default, the Bonds will continue to accrue interest if the Company fails to make a required payment. The Bond holder will have the right to declare all amounts due under the Bond immediately due and payable. The occurrence of an event of default of Bonds may constitute an event of default under any bank credit agreements the Company may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of the Company’s other indebtedness outstanding from time to time. Therefore, the investor will have the ability to sue the Company. If one or more investors sue and is successful in obtaining a judgment, the investors may have the ability to foreclose on its assets. The Company may not have enough assets to support all judgments and/or ongoing operations, and it may have to file bankruptcy.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Bonds.

Governing Law.

Bonds and the Bond Purchase Agreement will be governed and construed in accordance with the laws of the State of Wyoming.

Arbitration.

Pursuant to the terms of the Bond Purchase Agreement, the holders of Bonds and the Company will agree to (i) resolve disputes of the holders of Bonds through binding arbitration, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action.

Pursuant to the terms of the Bond Purchase Agreement, if a holder of Bonds does not agree to the terms of the arbitration provision, the holder of Bonds may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within 30 days of the holder’s first electronic acceptance of the Bond Purchase Agreement. If the opt-out notice is not received within 30 days, the holder of Bonds will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Wyoming, we believe that the arbitration provision in the Bond Purchase Agreement is enforceable under federal law and the laws of the State of Wyoming. Although holders of Bonds will be subject to the arbitration provisions of the Bond Purchase Agreement, the arbitration provisions do not preclude holders of Bonds from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Jury Trial and Class Action Waivers.

The Bond Purchase Agreement provides that, to the extent permitted by law, each party to the Bond Purchase Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our Bonds or the Bond Purchase Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The bondholders of Bonds will be subject to these provisions of the Bond Purchase Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE BOND PURCHASE AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE BOND PURCHASE AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

The form of Bonds are filed as an exhibit to the offering statement of which this offering circular forms a part.

42

EXPERTS

Our financial statements for the period from inception (October 20, 2023) to December 31, 2023 and the fiscal year ended December 31, 2024 included in this offering circular have been audited by Assurance Dimensions, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Bonds offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Bonds to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Manager will answer inquiries from potential investors concerning the Bonds, the Company, our Manager and other matters relating to the offer and sale of the Bonds under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

North Star Recovery & Wellness, LLC

Attn: Brandon Jay Tobey

6550 Millrock Dr #300

Salt Lake City, UT 84121

Phone No.: 435-754-5493

Email: jay@northstarfingroup.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

43

FINANCIAL STATEMENTS

INDEX OF FINANCIAL INFORMATION

Year End

F-1

Independent Auditor’s Report

To the Member of

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Opinion

We have audited the accompanying financial statements of North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC) (the “Company”), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in member’s deficit, and cash flow for the year ended December 31, 2024 and the period from October 20, 2023 (inception) to December 31, 2023 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the related statements of operations, changes in member’s deficit, and cash flow for the year ended December 31, 2024 and the period from October 20, 2023 (inception) to December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290| Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

May 20, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290| Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-3

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Balance Sheets

As of December 31, 2024 and 2023

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash	$-	$-
Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities
Related party payable	$58,195	$29,105
Total Current Liabilities	58,195	29,105

TOTAL LIABILITIES	58,195	29,105

Member’s Equity
TOTAL MEMBER’S EQUITY (DEFICIT)	(58,195)	(29,105)

TOTAL LIABILITIES AND
MEMBER’S EQUITY (DEFICIT)	$-	$-

See accompanying notes to the audited financial statements.

F-4

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Statements of Operations

For the periods ended December 31, 2024 and 2023

	December 31, 2024	December 31, 2023
	(twelve months)	(three months)
REVENUE
Total revenue	$-	$-

EXPENSES
Total operating expenses	58,195	29,105

LOSS FROM OPERATIONS	(58,195)	(29,105)

NET LOSS	$(58,195)	$(29,105)

See accompanying notes to the audited financial statements.

F-5

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Statements of Cash Flows

For the periods ended December 31, 2024 and 2023

	December 31, 2024	December 31, 2023
	(twelve months)	(three months)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(58,195)	$(29,105)
Net cash provided by (used in)operating activities	(58,195)	(29,105)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Shareholder payable	58,195	29,105
Net cash provided by financing activities	58,195	29,105

NET INCREASE IN CASH	-	-

Cash at beginning of period	-	-
Cash at end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during period for interest	$-	$-
Cash paid during period for income taxes	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Conversion of Related Party Payable to Shares	$29,105	$-

See accompanying notes to the audited financial statements.

F-6

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Statement of Members’ Deficit

For the periods ended December 31, 2024 and 2023

	Class A	Class B	Paid	Retained
	Units	Units	In Capital	Earnings(deficit)	Total

Balance October 20, 2023	-	-	$-	$-	$-

Net loss for period ended December 31, 2023	-	-	-	(29,105)	(29,105)

Balance at December 31, 2023	-	-	$-	$(29,105)	$(29,105)

Issuance of founders shares	-	100	29,105	-	29,105

Net loss for period ended December 31, 2024	-	-	-	(58,195)	(58,195)

Balance at December 31, 2024	-	100	$29,105	$(87,300)	$(58,195)

See accompanying notes to the audited financial statements.

F-7

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Notes to Financial Statements

December 31, 2024 and 2023

Note A – Description of Business and Summary of Significant Accounting Policies

Nature of Operations

Central Park Fund 1, LLC (“the Company”) was organized October 20, 2023 in the State of Wyoming and headquartered in Kaysville, UT. On July 15, 2024, the Company changed its name to North Star Recovery & Wellness, LLC and moved its headquarters to Sandy, UT. The Company was organized to engage in any lawful activity for which a Limited Liability Company may be organized in Wyoming.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Due to Affiliates

Due to affiliates primarily includes any amounts held by the fund, distributions payable and other payables.

Income Taxes

The Company is a limited liability company under the laws of the State of Wyoming and has elected to be treated as a partnership for federal tax reporting purposes. As such, the Company does not pay federal or state income taxes on its taxable income. Instead, the income is passed through to the member.

Accordingly, no provision for income taxes has been made in the financial statements.

The Company recognizes and discloses uncertain tax positions in accordance with GAAP. The Company evaluated its tax positions and determined it has no uncertain tax positions as of December 31, 2024 and 2023. The Company’s tax returns are subject to income tax examinations generally for a period of three years from the date of filing.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

F-8

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures.” The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit and loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASC 2023-07 for the annual period ending December  31, 2024.

The Company’s Chief Executive Officer services as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as Consumer Goods. The Company’s operations include marketing, professional fees as well as procurement expenses, all of which are managed centrally. The CODM assesses financial performance based on revenue, operating profit, and key operating expenses.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing which creates substantial doubt about the entities ability to continue as a going concern. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-9

North Star Recovery & Wellness, LLC (formerly Central Park Fund 1, LLC)

Notes to Financial Statements

December 31, 2024 (Audited)

Note D – Member’s Deficit

In March 2024, the Company issued 100 Class B interests to an affiliate manager of the Company in settlement of debt incurred on behalf of the Company in the amount of $29,105. As of December 31, 2024 the Company has no other units of outstanding members equity and has not yet received any other member capital contributions.

The Company shall issue Members’ units in consideration for their capital contribution and other good and valuable consideration. Units may be divided between Class A and Class B Units. The Company may issue an unlimited number of Class A units. The Class A units shall be limited-voting. Class B Units are limited to 100 units and shall be entitled to vote on matters.

Distributable cash will be distributed to the Class A Members ratably apportioned according to their respective membership interests.

Note E – Related Party Transactions

The Company has received funding from a related party for its operating expenses in 2024 and 2023. As of December 31, 2024 and 2023 the Company had balances due of $58,195 and $29,105, respectively. The related party payable is due on demand and does not have a stated interest rate. During the year ended December 31, 2024 $29,105 of the related party payable balance was converted into 100 Class M units.

Note F – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note G – Subsequent Events

Management has evaluated events and transactions that have occurred since December 31, 2024 and reflected their effects, if any, in these statements through May 20, 2025, the date on which the financial statements were available to be issued. As of February 11, 2025, the Company has resolved to expand its capital structure to include Class M and Class C units which have additional rights, responsibilities, and participation characteristics. The previously issued Class B Unites were transferred to Class M units. No new units have been issued subsequent to December 31, 2024.

F-10

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

2.1	Articles of Organization
2.2	Amended and Restated Operating Agreement
3.1	Form of Series A-1 Bond
3.2	Form of Series A-2 Bond
3.3	Form of Series B-1 Bond
3.4	Form of Series B-2 Bond
3.5	Form of Series C-1 Bond
3.6	Form of Series C-2 Bond
4.1	Form of Bond Purchase Agreement
11.1	Consent of Auditor
12.1	Opinion of Legality from Dodson Robinette, PLLC

44

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, UT on July 2, 2025.

North Star Recovery & Wellness, LLC

By:	North Star Group Management LLC, its managing member

By:	/s/ Brandon Jay Tobey
Brandon Jay Tobey, its managing member

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brandon (Jay) Tobey	Managing Member of North Star Group Management LLC	July 2, 2025
Brandon (Jay) Tobey	Principal Executive Officer

/s/ Jon Lelegren	Accountant	July 2, 2025
Jon Lelegren	Principal Financial and Accounting Officer

North Star Group Management LLC		July 2, 2025

/s/ Brandon Jay Tobey
Brandon (Jay) Tobey, its managing member

45